SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 22, 1995



		ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)




	         Tennessee
(State or other jurisdiction 	of incorporation)

	             0-14714
(Commission File Number)

		62-0873631
   (IRS Employer Identification No.)


4101 Jerome Avenue
Chattanooga, Tennessee 37407
(Address of Principal Executive Offices)

(615) 867-4210
(Registrant's telephone number, including area code)

Item 5.	Other Events.

Effective December 22, 1995, the Board of Directors of Astec Industries,
Inc. (the "Company") declared a distribution of one right (a "Right") for each outstanding share of Common
Stock, par value $0.20 per share (the "Common Stock"), to shareholders of record at the close of business on January 2, 1996 and for each share of Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Separation Time. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a purchase price of $36.00 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Protection Rights
Agreement between the
Company and The First National Bank of Chicago, as Rights Agent, dated as of December 22, 1995
(the "Rights Agreement").

Initially, the Rights will attach to all certificates representing shares of outstanding
Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and the Separation Time will occur upon the earlier of (i) ten business days (unless otherwise delayed by the Board) following public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of Common Stock, or (ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in the person or group beneficially owning 15% or more of the then outstanding shares of Common Stock. An Acquiring
Person does not include (a) any person who is a beneficial owner of 15% or more of the Common
Stock on December 22, 1995 (the date of adoption of the Rights
Agreement), unless such person or
group shall thereafter acquire beneficial ownership of additional Common Stock, (b) a person who acquires beneficial ownership of 15% or more of the Common Stock without any intention to affect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the Common Stock, or (c) a person who is or becomes a beneficial owner of 15% or more of the Common Stock as a result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-In Date.

Until the Separation Time, (i) the Rights will be evidenced by Common
Stock certificates
and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after January 2, 1996 (including shares distributed from Treasury) will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Separation Time and will expire at the close of business on the tenth anniversary of the Rights Agreement unless earlier terminated by the Company as described below.

As soon as practicable after the Separation Time, Rights
Certificates will be mailed to
holders of record of Common Stock as of the close of business on the date when the Separation Time occurs and, thereafter, the separate
 Rights Certificates alone will represent the Rights.

If a Flip-In Date occurs ( i.e., the close of business ten business days following announcement by the Company that a person has become an Acquiring Person), and if the Company has not terminated the Rights as described below, then the Rights entitle the holders thereof to acquire shares of Common Stock (rather than Preferred Stock) having a value equal to twice the
Right's exercise price. Instead of issuing shares of Common Stock upon exercise of a Right following a Flip-In Date, the Company may substitute a combination of cash, property, a reduction in the exercise price or the Rights, Common Stock or other securities with a value equal to the
Common Stock (or any combination of the above) which would otherwise be issuable. In addition, at the option of the Board of Directors prior to the time that any person becomes the beneficial owner of more than 50% of the Common Stock, and rather than payment of the cash purchase price, each
Right may be exchanged for one share of Common Stock if a Flip-In Date occurs. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances set forth in the Rights
Agreement) were, beneficially owned by any person on or after the date such person becomes an
Acquiring Person will be null and void.

Following the Flip-In Date, if the company is acquired in a merger or consolidation where the Company does not survive or the Common Stock is changed or exchanged, or 50% or more of the Company's assets or assets generating 50% or more of the Company's operating income or cash flow is transferred in one or more transactions to persons who at that time control the Company, then the Rights entitle the holders thereof to acquire for the exercise price shares of the acquiring party having a value equal to twice the Right's exercise price.

The exercise price payable and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend, stock split or reverse stock split, or other recapitalization which would change the number of shares of Common Stock outstanding.

At any time until the close of business on the Flip-In Date, the Board of Directors may terminate the Rights without any payment to the holders thereof. The Board of Directors may condition termination of the Rights upon the occurrence of a specified future time or event.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

Any provisions of the Rights Agreement may be amended at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights, and thereafter, the Rights
Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders.

A total of 200,000 shares of Preferred Stock will be reserved for issuance upon exercise of the Rights.

Each fractional share of Preferred Stock will receive dividends at a rate per whole share equal to any dividends (except dividends payable in Common Stock) paid with respect to the
Common Stock and, on a quarterly basis, an amount per whole share equal to the excess of $9.00 over the aggregate dividends per whole share of this Series during the immediately preceding three-month period.

In the event of liquidation, the holder of each fractional share of Preferred Stock will receive a preferred liquidation payment equal to the greater of $3,600 per whole share or the per share amount paid in respect of a share of Common Stock.

Each Unit of Preferred Stock will have one vote, voting together with the Common Stock.

In the event of any merger, consolidation, statutory share exchange or other transaction in which shares of Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Common Stock.

The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers, statutory share exchanges and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Common Stock.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the
Board of Directors of the Company (with, where required by the Rights Agreement, the concurrence of a majority of the continuing directors) unless the offer is conditioned on a substantial number of
Rights being acquired. However, the Rights should not interfere with any merger, statutory share exchange or other business combination approved by a majority of the directors since the Rights may be terminated by the Board of Directors at any time on or prior to the close of business ten business
days after announcement by the Company that a person has become an
Acquiring Person.  Thus, the
Rights are intended to encourage persons who may seek to acquire control of the Company to initiate
such an acquisition through negotiations with the Board of Directors. However, the effect of the
Rights may be to discourage a third party from making a partial tender offer or otherwise attempting
to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the
Company.  To the extent any potential acquirors are deterred by the
Rights, the Rights may have the
effect of preserving incumbent management in office.
	A copy of the Rights Agreement is filed herewith as Exhibit 4(1)
and is incorporated herein
by reference. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 6.	Resignation of Registrant's Directors.
Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.
	4(1)	Shareholder Protection Rights Agreement, dated as of
December 22, 1995,
between Astec Industries, Inc. and First Chicago Trust Company of New
York, as
Rights Agent.
	21(1)	Form of Letter to Shareholders to be mailed with copies
of the Summary of Rights.
	21(2)	Press Release, dated December 22, 1995.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	ASTEC INDUSTRIES, INC.



Date:  December 22, 1995	By:
	      /s/   J. Don Brock
      	President and Chairman of the Board











SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Exhibits TO CURRENT REPORT ON

FORM 8-K

Dated December 22, 1995

ASTEC INDUSTRIES, INC.

INDEX TO EXHIBITS

4(1)	Shareholder Protection Rights Agreement, dated as of December 22, 1995, between Astec Industries, Inc. and First Chicago Trust Company of New
York, as Rights Agent.

21(1)	Form of Letter to Shareholders to be mailed with copies of the
Summary of Rights.

21(2)	Press Release, dated December 22, 1995.

EXHIBIT 4(1)

Shareholder Protection Rights Agreement

SHAREHOLDER PROTECTION RIGHTS AGREEMENT
THIS SHAREHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), is made and entered into as of December 22, 1995, between Astec Industries, Inc., a Tennessee corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).
W I T N E S S E T H:
WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on January 2, 1996 (the "Record Time") and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Time and prior to the
Separation Time (as hereinafter defined) and, to the extent provided in
Section 5.3, each
share of Common Stock issued after the Separation Time;
WHEREAS, subject to Sections 3.1, 5.1 and 5.10, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and
WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;
NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:
ARTICLE I

CERTAIN DEFINITIONS

1.1	Certain Definitions.  For purposes of this Agreement, the
following terms have  the meanings indicated:
"Acquiring Person" shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include any Person (i) who is the Beneficial owner of 15% or more of the outstanding shares of Common Stock on the date of this Agreement or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common
Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as any of such Person shall become the Beneficial
Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who is the Beneficial owner of 15%, or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common
Stock without any plan or intention to seek or affect control of the Company, if such
Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the
Beneficial owner of 15% or more of the outstanding shares of Common
Stock or (iii) who
Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-In Date, (B) shares of Common
Stock (or securities convertible into, exchangeable into or exercisable for Common
Stock), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than
1% of the outstanding shares of Common Stock. In addition, the Company, any wholly owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company shall not be an
Acquiring Person.
"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.
A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner of pursuant to Rule 13d-3 and 13d-5 under the Securities Exchange Act, as such Rules are in effect on the date of this Agreement as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner
(whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or (ii) solely because such
Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Securities
Exchange Act of 1934
and pursuant to, and in accordance with, the applicable rules and regulations under the
Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange
Act of 1934 (or any similar provision of a comparable or successor report).
Notwithstanding the foregoing, no officer or director of the Company shall be deemed to
Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.
"Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Chattanooga, Tennessee are generally authorized or obligated by law or executive order to close.
"Close of business" on any given date shall mean 5:00 p.m. Chattanooga, Tennessee time on such date (or, if such date is not a Business Day, 5:00 p.m.
Chattanooga, Tennessee time on the next succeeding Business Day).
"Common Stock" shall mean the shares of Common Stock, par value $.20 per share, of the Company.
"Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.
"Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $36.00.
"Expiration Time" shall mean the earliest of (i) the Exchange Time, (ii) the
Termination Time, (iii) December 22, 2005 and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-
In Date.
"Flip-In Date" shall mean the tenth business day after any Stock
Acquisition Date
or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-In Date that would otherwise have occurred.
"Flip-Over Entity" for purposes of Section 3.2, shall mean (i) in the case of a Flip-
Over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-Over
Transaction or Event and (ii) in the case of a Flip-Over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such Flip-Over Transaction or Event, provided in all cases if such Person is a subsidiary of a corporation, the parent corporation shall be the
Flip-Over Entity.
"Flip-Over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the Flip-Over
Entity.
"Flip-Over Transaction or Event" shall mean a transaction or series of transactions after a Flip-In Date in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or share exchange, the
Acquiring Person Controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common
Stock or (B) the
Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the
Company or one or more of its wholly owned Subsidiaries) or to two or more such
Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person Controls the Board of Directors of the
Company. An Acquiring Person shall be deemed to Control the Company's Board of
Directors when, following a Flip-In Date, the persons who were directors of the Company before the Flip-In Date shall cease to constitute a majority of the Company's Board of
Directors.
"Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading
Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York
Stock Exchange, Inc. or, if the securities are not listed or admitted to trading on the New
York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National
Association of Securities Dealers, Inc. Nasdaq National Market System or such other system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company;
provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the
Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.
"Person" shall mean any individual, firm, partnership, association, group
(as such
term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation or other entity.
"Preferred Stock" shall mean the Series A Participating Preferred Stock, par value
$1.00 per share, of the Company created by Articles of Amendment in substantially the form set forth in Exhibit B hereto appropriately completed.
"Separation Time" shall mean the close of business on the earlier of (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and
(ii) the Flip-In Date; provided, that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further, that if any tender or exchange offer referred to in clause (i) of this paragraph is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.
"Stock Acquisition Date" shall mean the first date of public announcement by the
Company (by any means) that an Acquiring Person has become such.
"Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person. "Termination Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.
"Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on the New York
Stock Exchange,
Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.
ARTICLE II

THE RIGHTS

2.1	Summary of Rights.  As soon as practicable after the Record
Time, the
Company will mail a letter summarizing the terms of the Rights to each holder of record of
Common Stock as of the Record Time, at such holder's address as shown by the records
of the Company.
2.2	Legend on Common Stock Certificates.  Certificates for the
Common Stock
issued after the Record Time but prior to the Separation Time shall evidence one Right for
each share of Common Stock represented thereby and shall have impressed on, printed on,
written on or otherwise affixed to them the following legend:
"Until the Separation Time (as defined in the Rights Agreement referred to
below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December
22,
1995 (as such may be amended from time to time, the "Rights
Agreement"), between Astec Industries, Inc. (the "Company") and First
Chicago Trust Company of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may become exercisable for securities or assets of the
Company or of another entity, may be exchanged for shares of Common
Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person"
or
an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."
Certificates representing shares of Common Stock that are issued and outstanding at the
Record Time shall evidence one Right for each share of Common Stock evidenced thereby
notwithstanding the absence of the foregoing legend.
2.3	Exercise of Rights; Separation of Rights.  (a)  Subject to Sections
3.1, 5.1 and
5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the
Exercise Price, one one-hundredth of a share of Preferred Stock.
(b)	Until the Separation Time, (i) no Right may be exercised and (ii)
each Right
will be evidenced by the certificate for the associated share of Common
Stock (together,
in the case of certificates issued prior to the Record Time, with the letter or notice mailed to the record holder thereof pursuant to Section 2.1) and will be transferable only together
with, and will be transferred by a transfer (whether with or without such letter or notice)
of, such associated share.
(c)	Subject to this Section 2.3 and to Sections 3.1, 5.1 and 5.10, after the
Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii)
may be transferred independent of shares of Common Stock.  Promptly following the
Separation Time, the Rights Agent will mail to each holder of record of
Common Stock as
of the Separation Time (other than any Person whose Rights have become void pursuant
to Section 3.1(b)), at such holder's address as shown by the records of the Company (the
Company hereby agreeing to furnish copies of such records to the Rights
Agent for this
purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at
the Separation Time and having such marks of identification or designation and such
legends, summaries or endorsements printed thereon as the Company may deem
appropriate and as are not inconsistent with the provisions of this
Agreement, or as may
be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and
(y) a disclosure statement describing the Rights.
(d)	Subject to Sections 3.1, 5.1 and 5.10, Rights may be exercised on any Business
Day after the Separation Time and prior to the Expiration Time by submitting to the
Rights Agent the Rights Certificate evidencing such Rights with an
Election to Exercise
(an "Election to Exercise" substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or
money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depository receipts (or both) in a name other than that of the holder of the
Rights being exercised.
(e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied
by payment as set forth in Section 2.3(d), and subject to Sections 3.1, 5.1 and 5.10, The
Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent stock
certificates evidencing such number of shares or other securities to be purchased (the
Company hereby irrevocably authorizing its transfer agents to comply with all such
requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depository selected by the Company depository receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with
Section 5.5 and (ii) after receipt of such certificates, depository receipts and/or cash, deliver the same to or upon the order of the registered holder of such
Rights Certificate,
registered (in the case of certificates or depository receipts) in such name or names as may be designated by such holder.
(f)	In case the holder of any Rights shall exercise less than all the
Rights evidenced
by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights
remaining unexercised will be issued by the Rights Agent to such holder or to such
holder's duly authorized assigns.
(g)	The Company covenants and agrees that it will (i) take all such action as may
be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid
and
nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act
of 1934, and
the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and
(iii) pay when due
and payable any and all federal and state transfer taxes and charges which may be payable
in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay
any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.
2.4	Adjustments to Exercise Price; Number of Rights. (a) In the
event the
Company shall at any time after the Record Time and prior to the
Separation Time (i)
declare or pay a dividend on Common Stock payable in Common Stock,
(ii) subdivide the
outstanding Common Stock or (iii) combine the outstanding Common
Stock into a smaller
number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment
will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one
share of Common Stock immediately prior to such dividend, subdivision or combination
would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted
number of Rights will be deemed to be distributed among the shares of
Common Stock
with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each
such share of Common Stock will have exactly one Right associated with
it.  Each
adjustment made pursuant to this paragraph shall be made as of the payment or effective
date for the applicable dividend, subdivision or combination.
In the event the Company shall at any time after the Record Time and prior to the
Separation Time issue any shares of Common Stock otherwise than in a transaction
referred to in the preceding paragraph, each such share of Common Stock so issued shall
automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by
the Company after the Separation Time.
(b)	In the event the Company shall at any time after the Record Time and prior to
the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a
dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise
Price, number of Rights and/or securities or other property purchasable upon exercise of
Rights as the Board of Directors of the Company, in its sole discretion, may deem to be
appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this
Agreement as necessary to provide for such adjustments.
(c)	Each adjustment to the Exercise Price made pursuant to this
Section 2.4 shall
be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment
and (ii) promptly file with the Rights Agent and with each transfer agent for the Common
Stock a copy of such certificate.
Rights certificates shall represent the securities purchasable under the terms of this
Agreement, including any adjustment or change in the securities purchasable upon exercise
of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.
2.5	Date on Which Exercise is Effective.  Each person in whose
name any
certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon
which the Rights Certificate evidencing such Rights was duly surrendered and payment of
the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of
the Company are closed, such person shall be deemed to have become the record holder of
such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.
2.6	Execution, Authentication, Delivery and Dating of Rights
Certificates. (a) The
Rights Certificates shall be executed on behalf of the Company by its
Chairman of the
Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who
were at any time the proper officers of the Company shall bind the
Company,
notwithstanding that such individuals or any of them have ceased to hold such offices prior
to the countersignature and delivery of such Rights Certificates.
Promptly after the Separation Time, the Company will notify the Rights
Agent of
such Separation Time and will deliver Rights Certificates executed by the Company to the
Rights Agent for countersignature, and, subject to Section 3.1(b), the
Rights Agent shall
manually countersign and deliver such Rights Certificates to the holders of the Rights
pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.
(b)	Each Rights Certificate shall be dated the date of
countersignature thereof.
2.7	Registration, Registration of Transfer and Exchange. (a) After
the Separation
Time, the Company will cause to be kept a register (the "Rights Register")
in which,
subject to such reasonable regulations as it may prescribe, the Company will provide for
the registration and transfer of Rights.  The Rights Agent is hereby appointed "Rights
Registrar" for the purpose of maintaining the Rights Register for the
Company and
registering Rights and transfers of Rights after the Separation Time as herein provided.  In
the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the
Separation Time.
After the Separation Time and prior to the Expiration Time, upon surrender for
registration of transfer or exchange of any Rights Certificate, and subject to the provisions
of Section 2.7(c) and (d), the Company will execute and the Rights Agent will countersign
and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights
Certificate so
surrendered.
(b)	Except as otherwise provided in Section 3.1(b), all Rights issued upon any
registration of transfer or exchange of Rights Certificates shall be the valid obligations of
the Company, and such Rights shall be entitled to the same benefits under this Agreement
as the Rights surrendered upon such registration of transfer or exchange.
(c)	Every Rights Certificate surrendered for registration of transfer or exchange
shall be duly endorsed, or be accompanied by a written instrument of transfer in form
satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the
Company may require
the payment of a sum sufficient to cover any tax or other governmental charge that may be
imposed in relation thereto.
(d)	The Company shall not be required to register the transfer or exchange of any
Rights after such Rights have become void under Section 3.1(b), been exchanged under
Section 3.1(c) or been terminated under Section 5.1.
2.8	Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If
any mutilated
Rights Certificate is surrendered to the Rights Agent prior to the
Expiration Time, then,
subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights
Agent shall countersign and deliver in exchange therefor a new Rights
Certificate
evidencing the same number of Rights as did the Rights Certificate so surrendered.
(b)	If there shall be delivered to the Company and the Rights Agent prior to the
Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any
Rights Certificate and (ii) such security or indemnity as may be required by them to save
each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and
5.1 and in the absence of notice to the Company or the Rights Agent that such Rights
Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.
(c)	As a condition to the issuance of any new Rights Certificate under this Section
2.8, the Company may require the payment of a sum sufficient to cover any tax or other
governmental charge that may be imposed in relation thereto and any other expenses
(including the fees and expenses of the Rights Agent) connected therewith.
(d)	Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any
destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen
Rights Certificate
shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other
Rights duly issued hereunder.
2.9	Persons Deemed Owners.  Prior to due presentment of a Rights
Certificate (or,
prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights
Agent may deem and treat the person in whose name such Rights
Certificate (or, prior to
the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the
Company nor the Rights Agent shall be affected by any notice to the contrary.  As used in
this Agreement, unless the context otherwise requires, the term "holder"
of any Rights
shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).
2.10	Delivery and Cancellation of Certificates.  All Rights Certificates
surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights
Agent and, in any
case, shall be promptly canceled by the Rights Agent.  The Company may at any time
deliver to the Rights Agent for cancellation any Rights Certificates previously
countersigned and delivered hereunder which the Company may have acquired in any
manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by
the Rights Agent.  No Rights Certificates shall be countersigned in lieu of or in exchange
for any Rights Certificates canceled as provided in this Section 2.10, except as expressly
permitted by this Agreement.  The Rights Agent shall return all canceled
Rights
Certificates to the Company.
2.11	Agreement of Rights Holders.  Every holder of Rights by
accepting the
same consents and agrees with the Company and the Rights Agent and with every other
holder of Rights that:
(a)	prior to the Separation Time, each Right will be transferable only together
with, and will be transferred by a transfer of, the associated share of
Common Stock;
(b)	after the Separation Time, the Rights Certificates will be
transferable only on
the Rights Register as provided herein;
(c)	prior to due presentment of a Rights Certificate (or, prior to the
Separation
Time, the associated Common Stock certificate) for registration of transfer, the Company,
the Rights Agent and any agent of the Company or the Rights Agent may deem and treat
the person in whose name the Rights Certificate (or, prior to the
Separation Time, the
associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;
(d)	Rights beneficially owned by certain Persons will, under the circumstances set
forth in Section 3.1(b), become void; and
(e)	this Agreement may be supplemented or amended from time to
time pursuant
to Section 2.4(b) or 5.4 hereof.
ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-in. (a) In the event that prior to the Expiration Time a Flip-
In Date shall
occur, except as provided in this Section 3.1, each Right shall constitute the right to
purchase from the Company, upon exercise thereof in accordance with the terms hereof
(but subject to Section 5.10), that number of shares of Common Stock having an
aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events
described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).
(b)	Notwithstanding the foregoing, any Rights that are or were
Beneficially
Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or
Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any
Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the
Beneficial Owner and its Affiliates and Associates (or former Beneficial owners and their
Affiliates and Associates) as the Company shall reasonably request, then the Company
shall be entitled conclusively to deem the Beneficial owner thereof to be an Acquiring
Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.
(c)	The Board of Directors of the Company may, at its option, at any time after a
Flip-In Date and prior to the time that an Acquiring Person becomes the Beneficial owner of more than 50% of the outstanding shares of Common stock, elect to exchange all (but
not less than all) the then outstanding Rights (which shall not include
Rights that have
become void pursuant to the provisions of Section 3.1(b)) for shares of
Common Stock at
an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the
Separation Time an event of a type analogous to any of the events described in Section
2.4(a) or (b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the
"Exchange Ratio").
Immediately upon the action of the Board of Directors of the Company electing to
exchange the Rights, without any further action and without any notice, the right to
exercise the Rights will terminate and each Right (other than Rights that have become
void pursuant to Section 3.1(b)) will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.
Promptly after the
action of the Board of Directors electing to exchange the Rights, the
Company shall give
notice thereof (specifying the steps to be taken to receive shares of
Common Stock in
exchange for Rights) to the Rights Agent and the holders of the Rights
(other than Rights
that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto
by mailing such notice in accordance with Section 5.9.
Each Person in whose name any certificate for shares is issued upon the exchange
of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such
certificate shall be dated, the date upon which the Rights Certificate evidencing such
Rights was duly surrendered and payment of any applicable taxes and other governmental
charges payable by the holder was made; provided, however, that if the date of such
surrender and payment is a date upon which the stock transfer books of the Company are
closed, such Person shall be deemed to have become the record holder of such shares on,
and such Certificate shall be dated, the next succeeding Business Day on which the stock
transfer books of the Company are open.
(d)	Whenever the Company shall become obligated under Section
3.1(a) or (c) to
issue shares of Common Stock upon exercise of or in exchange for Rights, the Company,
at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-
hundredth of a share of Preferred Stock for each share of Common Stock so issuable.
(e)	In the event that there shall not be sufficient treasury shares or authorized but
unissued shares of Common Stock or Preferred Stock of the Company to permit the
exercise or exchange in full of the Rights in accordance with Section
3.1(a) or (c), the
Company shall either (i) call a meeting of shareholders seeking approval to cause sufficient
additional shares to be authorized (provided that if such approval is not obtained the
Company will take the action specified in clause (ii) of this sentence) or
(ii) take such
action as shall be necessary to ensure and provide, to the extent permitted by applicable
law and any agreements or instruments in effect on the Stock Acquisition
Date to which it
is a party, that each Right shall thereafter constitute the right to receive,
(x) at the
Company's option, either (A) in return for the Exercise Price, debt or equity securities or
other assets (or a combination thereof) having a fair value equal to twice the Exercise
Price, or (B) without payment of consideration (except as otherwise required by applicable
law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market
Price of a share of Common Stock on the Flip-In Date times the Exchange
Ratio in effect
on the Flip-In Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board
of Directors of the Company, after consultation with a nationally recognized investment
banking firm.
3.2	Flip-over.  (a) Prior to the Expiration Time, the Company shall not enter into
any agreement with respect to, consummate or permit to occur any Flip-
Over Transaction
or Event unless and until it shall have entered into a supplemental agreement with the Flip-
Over Entity, for the  benefit of the holders of the Rights, providing that, upon
consummation or occurrence of the Flip-Over Transaction or Event (i)
each Right shall
thereafter constitute the right to purchase from the Flip-Over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-Over
Stock of the Flip-
Over Entity having an aggregate Market Price on the date of
consummation or occurrence
of such Flip-Over Transaction or Event equal to twice the Exercise Price for an amount in
cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described
in Section 2.4(a) or (b) shall have occurred with respect to the Flip-Over Stock) and (ii)
the Flip-Over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-
Over Transaction or Event and such supplemental agreement, all the obligations and
duties of the Company pursuant to this Agreement.  The provisions of this
Section 3.2
shall apply to successive Flip-Over Transactions or Events.
(b)	Prior to the Expiration Time, unless the Rights will be
terminated pursuant to
Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-Over Transaction or
Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.
ARTICLE IV

THE RIGHTS AGENT

4.1	General. (a) The Company hereby appoints the Rights Agent to act as agent
for the Company in accordance with the terms and conditions hereof, and the Rights
Agent hereby accepts such appointment.  The Company agrees to pay to the Rights Agent
reasonable compensation for all services rendered by it hereunder and, from time to time,
on demand of the Rights Agent, its reasonable expenses and counsel fees and other
disbursements incurred in the administration and execution of this
Agreement and the
exercise and performance of its duties hereunder.  The Company also agrees to indemnify
the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights
Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of
defending against any claim of liability.
(b)	The Rights Agent shall be protected and shall incur no liability for or in respect
of any action taken, suffered or omitted by it in connection with its administration of this
Agreement in reliance upon any certificate for securities purchasable upon exercise of
Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine
and to be signed, executed and, where necessary, verified or acknowledged, by the proper
person or persons.
4.2	Merger or Consolidation or Change of Name of Rights Agent.
(a) Any
corporation into which the Rights Agent or any successor Rights Agent may be merged or
with which it may be consolidated, or any corporation resulting from any merger or
consolidation to which the Rights Agent or any successor Rights Agent is a party, or any
corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement
without the execution or filing of any paper or any further act on the part of any of the
parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof.  In case at the time
such successor Rights Agent succeeds to the agency created by this
Agreement any of the
Rights Certificates have been countersigned but not delivered, any such successor Rights
Agent may adopt the countersignature of the predecessor Rights Agent and deliver such
Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights
Certificates either in the name of the predecessor Rights Agent or in the name of the
successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.
(b)	In case at any time the name of the Rights Agent is changed and at such time
any of the Rights Certificates shall have been countersigned but not delivered, the Rights
Agent may adopt the countersignature under its prior name and deliver
Rights Certificates
so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
4.3	Duties of Rights Agent.  The Rights Agent undertakes the duties
and
obligations imposed by this Agreement upon the following terms and conditions, by all of
which the Company and the holders of Rights Certificates, by their acceptance thereof,
shall be bound:
(a)	The Rights Agent may consult with legal counsel (who may be
legal counsel
for the Company), and the opinion of such counsel will be full and complete authorization
and protection to the Rights Agent as to any action taken or omitted by it in good faith
and in accordance with such opinion.
(b)	Whenever in the performance of its duties under this Agreement the Rights
Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless
other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the
Rights Agent to be the Chairman of the Board, the President or any Vice President and by
the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the
Company and delivered to the Rights Agent; and such certificate will be full authorization
to the Rights Agent for any action taken or suffered in good faith by it under the
provisions of this Agreement in reliance upon such certificate.
(c)	The Rights Agent will be liable hereunder only for its own
negligence, bad faith
or willful misconduct.
(d)	The Rights Agent will not be liable for or by reason of any of the statements of
fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.
(e)	The Rights Agent will not be under any responsibility in respect of the validity
of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights
Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any
Rights Certificate; nor will it be responsible for any change in the exercisability of the
Rights (including the Rights becoming void pursuant to Section 3.1(b)
hereof) or any
adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible
for the manner, method or amount of any such adjustment or the ascertaining of the
existence of facts that would require any such adjustment (except with respect to the
exercise of Rights after receipt of the certificate contemplated by Section
2.4 describing
any such adjustment); nor will it by any act hereunder be deemed to make any
representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities
purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.
(f)	The Company agrees that it will perform, execute, acknowledge and deliver or
cause to be performed, executed, acknowledged and delivered all such further and other
acts, instruments and assurances as may reasonably be required by the
Rights Agent for
the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)	The Rights Agent is hereby authorized and directed to accept instructions with
respect to the performance of its duties hereunder from any person believed by the Rights
Agent to be the Chairman of the Board, the President or any Vice
President or the
Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the
Company, and to apply to such persons for advice or instructions in connection with its
duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.
(h)	The Rights Agent and any shareholder, director, officer or
employee of the
Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the
Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and
freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the
Company or for any
other legal entity.
(i)	The Rights Agent may execute and exercise any of the rights or powers hereby
vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default,
neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
4.4	Change of Rights Agent.  The Rights Agent may resign and be
discharged
from its duties under this Agreement upon 90 days notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days notice in writing, mailed to the Rights Agent and to each transfer agent of the Common
Stock by registered or certified mail, and to the holders of the Rights in accordance with
Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights
Agent.  If the
Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Georgia or any other State of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights
Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in the immediately preceding clause (a). After appointment, the successor
Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed;
but the
predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor
Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section
4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights
Agent, as the case may be.


ARTICLE V

MISCELLANEOUS

5.1	Termination.  (a) The Board of Directors of the Company may, at
its option, at
any time prior to the close of business on the Flip-In Date, elect to terminate the Rights without any payment to any holder thereof.
(b)	Immediately upon the action of the Board of Directors of the
Company
electing to terminate the Rights (or, if the resolution of the Board of Directors electing to terminate the Rights states that the termination will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event),
without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter be null and void.
5.2	Expiration.  The Rights and this Agreement shall expire at the
Expiration Time
and no Person shall have any rights pursuant to this Agreement or any
Right after the
Expiration Time, except, if the Rights are exchanged, as provided in
Section 3.1 hereof.
5.3	Issuance of New Rights Certificate.  Notwithstanding any of the
provisions of
this Agreement or of the Rights to the contrary, the Company may, at its option, issue new
Rights Certificates evidencing Rights in such form as may be approved by its Board of
Directors to reflect any adjustment or change in the number or kind or class of shares of
stock purchasable upon exercise of Rights made in accordance with the provisions of this
Agreement.  In addition, in connection with the issuance or sale of shares of Common
Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common
Stock or to options, in each case issued or granted prior to, and outstanding at, the
Separation Time, the Company shall issue to the holders of such shares of
Common
Stock, Rights Certificates representing the appropriate number of Rights in connection
with the issuance or sale of such shares of Common Stock; provided, however, in each
case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such
Rights
Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance
thereof, and (iii) the Company shall have no obligation to distribute
Rights Certificates to
any Acquiring Person or Affiliate or Associate of an Acquiring Person or
any transferee of
any of the foregoing.
5.4	Supplements and Amendments.  The Company and the Rights
Agent may from
time to time supplement or amend this Agreement without the approval of any holders of
Rights (i) prior to the close of business on the Flip-In Date, in any respect and (ii) after the close of business on the Flip-In Date, to make any changes that the
Company may deem
necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective.  The Rights Agent will duly execute and deliver any supplement or
amendment hereto requested by the company which satisfies the terms of the preceding
sentence.
5.5	Fractional Shares.  If the Company elects not to issue certificates representing
fractional shares upon exercise of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depository receipts issued pursuant to an appropriate agreement between the Company
and a depository selected by it, providing that each holder of a depository receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as
a beneficial owner of such fractional share, or (b) sell such shares on behalf of the holders of Right and pay to the registered holder of such Rights the appropriate fraction of price per share received upon such sale.
5.6	Rights of Action.  Subject to the terms of this Agreement
(including Section
3.1(b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other
Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit
of other holders of Rights, enforce, and may institute and maintain any suit, action or
proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder Rights in the manner provided in such holder's Rights
Certificate and in this Agreement.  Without limiting the foregoing or any remedies
available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this
Agreement and will be
entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
5.7	Holder of Rights Not Deemed a Shareholder.  No holder, as such, of any
Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such
Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the
Company or any right to vote for the election of directors or upon any matter submitted to
shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.
5.8	Notice of Proposed Actions.  In case the Company shall propose after the
Separation Time and prior to the Expiration Time (i) to effect or permit occurrence of any
Flip-Over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a
Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-Over Transaction or Event, liquidation,
dissolution, or winding up is to take place, and such notice shall be so given at least 20
Business Days prior to the date of the taking of such proposed action.
5.9	Notices.  Notices or demands authorized or required by this
Agreement to be
given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:



Astec Industries, Inc.
P.O. Box 72787
4101 Jerome Avenue
Chattanooga, Tennessee 37407
Attention: Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights
Agent shall be
sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

First Chicago Trust Company of New York
525 Washington Blvd.
Suite 4660
Jersey City, New Jersey  07310
Attention:  Tenders and Exchanges Administration

Notices or demands authorized or required by this Agreement to be given or made
by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently
given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights
Agent or, prior to the Separation Time, on the registry books of the transfer agent for the
Common Stock.  Any notice which is mailed in the manner herein provided shall be
deemed given, whether or not the holder receives the notice.
5.10	Suspension of Exercisability.  To the extent that the Company determines
in good faith that some action will or need be taken pursuant to Section
3.1 or to comply
with federal or state securities laws, the Company may suspend the exercisability of the
Rights for ninety (90) days and any additional period that may be reasonable in order to take such action or comply with such laws. In the event of any such suspension, the
Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.
Failure to give a notice pursuant to the provisions of this Agreement shall not
affect the validity of any action taken hereunder.
5.11	Costs of Enforcement.  The Company agrees that if the Company or any
other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will
reimburse the holder of any Rights for the costs and expenses (including legal fees)
incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.
5.12	Successors.  All the covenants and provisions of this Agreement by or
for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
5.13	Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this
Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.
5.14	Determination and Actions by the Board of Directors, etc.  The
Board of
Directors of the Company shall have the exclusive power and authority to administer this
Agreement and to exercise all rights and powers specifically granted to the Board or to the
Company, or as may be necessary or advisable in the administration of this Agreement,
including, without limitation, the right and power to (i) interpret the provisions of this
Agreement and (ii) make all determinations deemed necessary or advisable for the
administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall
(x) be final,
conclusive and binding on the Company, the Rights Agent, the holders of the Rights and
all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.
5.15	Descriptive Headings.  Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.16	Governing Law.  THIS AGREEMENT AND EACH RIGHT ISSUED
HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TENNESSEE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

5.17	Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an
original, and all such counterparts shall together constitute but one and the same instrument.
5.18	Severability.  If any term or provision hereof or the application thereof to
any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.
[Signatures on next page]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ASTEC INDUSTRIES, INC.


By:	/s/
	J. Don Brock
	Chairman of the Board


FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:	/s/

Name:

Title:

EXHIBIT 21(1)

Letter to Shareholders


[Astec Industries, Inc. Letterhead]


January 3, 1995


Dear Shareholder:

	Effective December 22, 1995, the Board of Directors of Astec Industries, Inc. (the
"Company") unanimously voted to declare a distribution of one right to purchase one one-hundredth of a share of Series A Participating Preferred Stock (a "Right") for each share of the Company's Common Stock outstanding on January 2, 1996. This letter summarizes our reasons for granting the Rights and the enclosed information describes their terms as set forth in the Shareholder Protection Rights Agreement (the "Rights Agreement") under which the Rights have been issued.

	The primary purpose of the distribution of Rights is to ensure that all shareholders of the Company receive fair treatment in the event of any hostile, unsolicited offer to acquire control of the Company. Over 1,400 publicly held companies have adopted rights plans similar to ours to protect shareholders against coercive takeover tactics.

	We are not aware of any present effort to acquire control of the Company, but we are granting the Rights in order to enhance the ability of the Board to protect shareholder interests in the future. We consider the Rights to be the best available means of protecting both your right to retain your equity investment in the Company and the full value of than investment.

	The Rights are not intended to prevent a takeover of the Company. They will, however, encourage any potential acquiror to negotiate the manner and terms of any proposed acquisition with the Board of Directors. The Board of Directors believes that the issuance of the Rights will enhance the ability of management to operate the business of the Company successfully and to pursue the Company's long-term business strategy and achieve its long-term goals.

	We are enclosing a document captioned "Summary of Rights to Purchase Series A
Participating Preferred Stock" that outlines the principle features of the plan, and we urge you to read it carefully. Furthermore, because no separate certificates evidencing the
Rights are being issued at this time, shareholders of record may wish to keep copies of the
Summary with their Common Stock certificates.

						Sincerely,


						/s/ J. Don Brock
    						Chairman of the Board

EXHIBIT 21(2)
Press Release


	Chattanooga, Tennessee.   December 22, 1995.  Astec Industries, Inc. (Nasdaq
National Market Symbol - ASTE) today announced that its Board of Directors has adopted a shareholder protection rights agreement designed to enhance the ability of all  shareholders to realize the long-term value of their investment in the Company.  The rights
plan was not adopted in response to any specific effort to acquire control of the Company and the Company is not aware of any such effort.

	The rights plan provides that one preferred stock purchase right will be distributed as a dividend on each outstanding share of common stock of the Company held of record as of the close of business on January 2, 1996.

	Dr. J. Don Brock, Chairman of the Board of the Company, stated: "The rights plan does not prevent a takeover, but it is designed to protect shareholders' interests by encouraging anyone seeking control of the Company to negotiate with the Board of
Directors." A spokesman also noted that such plans have been adopted by more than
1,400 public corporations in recent years. The Board's action came after consulting with legal and other advisors.

	Each right will entitle holders of a share of common stock to purchase one one-hundredth of a new series of participating preferred stock of the Company at an exercise price of $36.00. Each such fractional share of preferred stock is equivalent in voting power to one share of Company common stock and would be paid dividends equal to the dividends paid on each share of common stock. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock, or announces a tender or exchange offer upon consummation of which, such person or group would beneficially own 15% or more of the common shares of the Company.
The rights are not triggered by present beneficial holders of 15% or more of the common stock unless they subsequently increase their beneficial holdings.

	If a person or group becomes a beneficial owner of 15% or more of the Company's common shares, then each right not owned by the person or group entitles its holder to purchase shares of Company common stock at the right's then current exercise price (or in certain circumstances as determined by the Company, a combination of cash, property, common shares or other securities), having a value of twice the right's exercise price of
$36.00. (For example, at a market price of $12.00 per share, each right would entitle its holder to purchase approximately six shares of Company common stock.) For purposes of determining the value of the participating preferred stock, each one one-hundredth of a share will be considered to be equivalent in value to one share of Company common stock.

	In addition, if the Company is involved in a merger or business combination transaction with another person in which the Company is not the surviving corporation,
each right that has not previously been exercised will entitle its holder to purchase, at the
right's then-current exercise price, common shares of such other person having a value of
twice the right's exercise price.

	The Company may terminate the rights, without payment to the holders, at any time until the close of business on the tenth business day following an announcement by the
Company that a person or group has become the beneficial owner of 15% or more of the
Company's common stock.

	Details of the shareholder protection rights agreement are outlined in a letter which will be mailed to all shareholders of record at the close of business on January 2, 1996.

	Astec Industries, Inc. manufactures asphalt mixing plants, paving equipment, heat transfer equipment, aggregate crushing equipment, excavating and trenching equipment, asphalt recycling equipment, and soil remediation equipment.